UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 11, 2024

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500 Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.75 per share	BC	New York Stock Exchange
Chicago Stock Exchange
6.500% Senior Notes due 2048	BC-A	New York Stock Exchange
6.625% Senior Notes due 2049	BC-B	New York Stock Exchange
6.375% Senior Notes due 2049	BC-C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.           Entry into a Material Definitive Agreement

On October 11, 2024 (the “Closing Date”), Brunswick Corporation, a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Revolving Credit Agreement”) with certain wholly-owned subsidiaries of the Company as subsidiary borrowers and lenders as parties, and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent. The Revolving Credit Agreement amends and restates the Company’s existing credit agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018, as further amended and restated as of September 26, 2018, as further amended as of November 12, 2019, as further amended and restated as of July 16, 2021, and as further amended and restated March 31, 2022 (the “Prior Credit Agreement”). The Revolving Credit Agreement increases the revolving commitments to $1,000,000,000, with the capacity to add up to $100,000,000 of additional revolving commitments, and amends the Prior Credit Agreement in certain respects, including, among other things, to extend the maturity date to October 11, 2029, with up to two one-year extensions available.

The foregoing description of the Revolving Credit Agreement is not complete and is qualified in its entirety by reference to the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03.          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 with respect to the Revolving Credit Agreement and in Item 8.01 with respect to the CP Program (as defined below) is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.

Item 8.01.          Other Events.

On the Closing Date, the Company increased the size of its unsecured commercial paper program, established on December 19, 2019 (“CP Program”), to permit the issuance of commercial paper notes of the Company (“CP Notes”) in an aggregate principal amount not to exceed $1,000,000,000 at any time outstanding.  Prior to the increase, the CP Program permitted the Company to issue CP Notes in an aggregate principal amount not to exceed $500,000,000 at any time outstanding.  Amounts available under the CP Program may be borrowed, repaid and re-borrowed from time to time.  At any point in time, the Company intends to maintain available commitments under the Revolving Credit Agreement in an amount at least equal to the amount of CP Notes outstanding.  The net proceeds of issuances of the CP Notes are expected to be used for general corporate purposes.

Except for the increase in the size of the CP Program described above, the other terms and conditions of the CP Program remain as previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2019.

The CP Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.  The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Item 9.01          Financial Statements and Exhibits.

(d)          The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June 26, 2014, as further amended and restated as of June 30, 2016, as further amended as of July 13, 2018, as further amended and restated as of September 26, 2018, as further amended as of November 12, 2019, as further amended and restated as of July 16, 2021, as further amended and restated as of March 31, 2022, and as further amended and restated as of October 11, 2024, among Brunswick Corporation, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

Cautionary Language Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on current expectations of management of the Company. Such statements include plans, projections and estimates regarding (1) the expected use of net proceeds from the issuance under the CP Program and (2) the maintenance of commitments under certain of the Company’s debt instruments. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brunswick Corporation

Date: October 11, 2024	By:	/s/ Christopher F. Dekker
		Name:	Christopher F. Dekker
		Title:	Executive Vice President, General Counsel, Secretary and Chief Compliance Officer